Merchants Bancshares, Inc.
                              275 Kennedy Drive
                       South Burlington, Vermont 05403
                               (802) 658-3400

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on April 29, 1997

      Notice is hereby given that the regular Annual Meeting of Shareholders of Merchants Bancshares, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Burlington Hotel & Conference Center, 870 Williston Road, South Burlington, Vermont on Tuesday, April 29, 1997, at 10 a.m. for the following purposes:

      1. To elect two Directors of the Company, each of whom will serve for a three-year term;

      2.  To ratify and approve a proposal to amend the Company's
          Certificate of Incorporation to increase the number of authorized shares of common stock of the Company;

      3. To ratify and approve the Merchants Bancshares 1996 Compensation Plan for Non-Employee Directors;

      4.  To ratify and approve the Long-Term Incentive/Stock Option Plan;

      5. To ratify and approve the sale of certain shares of Company Common Stock to Trusts; and

      6. To transact any other business which may properly come before the meeting, or any adjournment thereof.

      The close of business on March 21, 1997 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. The bylaws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.

                                  By order of the Board of Directors

   Raymond C. Pecor, Jr.                    Joseph L. Boutin
   Chairman of the                          President and
   Board of Directors                       Chief Executive Officer

Burlington, Vermont
March 25, 1997


                               PROXY STATEMENT

                         MERCHANTS BANCSHARES, INC.
                              275 Kennedy Drive
                       South Burlington Vermont 05403

                       ANNUAL MEETING OF SHAREHOLDERS
                               April 29, 1997

                             GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Merchants Bancshares, Inc. (the "Company") to be held on April 29, 1997 and at any adjournments thereof. Shareholders of record at the close of business on March 21, 1997 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $0.01 per share, of the Company (the "Common Stock") on or about March 25, 1997.

      Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any such proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted FOR the election, as directors of the Company, of the nominees named within, and FOR the other proposals described within. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

      A proxy may be revoked at any time prior to its exercise (i) by submitting a written notice, addressed to Jennifer L. Varin, at the principal office of the Company, revoking such proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not such shareholder has previously given a proxy.

      Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or of the Company's subsidiary, the Merchants Bank (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians, nominees or other fiduciaries.

      Written notice of the results of the voting at the Annual Meeting or adjournments thereof will not be mailed to shareholders, but will be available upon request, without charge. The Company maintains its principal executive offices at 275 Kennedy Drive, South Burlington, Vermont 05403, and its telephone number is (802) 658-3400.

                              VOTING SECURITIES

      As of March 21, 1997, the record date for the Annual Meeting, there
were 4,427,868 shares of Common Stock of the Company outstanding, with [   ]
of those shares entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock of the Company entitles the holder thereof to one vote on all matters properly brought before the Annual Meeting. At present, the Common Stock is the only class of capital stock of the Company that is issued and outstanding.

      The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.00%) of the outstanding shares of Common Stock of the Company as of February 15, 1997.

                                  Amount and
Name of                           Nature of
Beneficial                        Beneficial      Percent of     Notes of
Owner                             Ownership (1)   Class          Explanation
----------------------------------------------------------------------------

s>
General Educational
 Fund Inc.                        723,790         16.32%         (2)

Merchants Bank
 401(k) Employee Stock
 Ownership Plan                   396,691          8.95%         (3)

Charles A. Davis                  276,753          6.24%         (4)

Notes of Explanation
<F1>  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares.
      Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

<F2>  The General Educational Fund, Inc., (the "Fund") located at 164
      College Street, Burlington, Vermont was established in perpetuity in 1918 for the purpose of providing financial assistance to full-time students attending institutions of higher education. The Board of Trustees of the Fund consists of the following individuals, who also serve the Company and/or the Bank in the capacities as indicated:
      Joseph L. Boutin, President, Chief Executive Officer and Director of the Company and the Bank, Michael R. Tuttle, Executive Vice President of the Bank and Geoffrey R. Hesslink, Vice President of the Bank. The number of shares indicated above does not include shares of Common
      Stock of the Company owned by the Trustees individually.  See
      "Security Ownership of Certain Beneficial Owners and Management".

<F3>  While participants in the Bank's 401(k) Employee Stock Ownership Plan
      (the "401(k) Plan") have the right to designate how shares allocated to their respective accounts are to be voted, the Plan Administration
      Committee of the 401(k) Plan is authorized to vote the shares for which no such designation is made by participants.

<F4>  Includes (i) 4,184 shares held in trust for Mr. Davis' two minor sons;
      (ii) 1,066 shares held directly by Mr. Davis' two minor sons; (iii)
      10,525 shares held by Mr. Davis as trustee of the Charles and Marna
      Davis Foundation and (iv) 9,776 shares owned by Mr. Davis' wife, Marna
      Davis.  See "Election of Directors" for Mr. Davis' biography.

                            ELECTION OF DIRECTORS
                             (Proposal Number 1)

      The By-laws of the Company stipulate that the business and affairs of the Company shall be managed by a Board of Directors, which shall consist of not less than nine nor more than twenty-one individuals divided into three classes as nearly equal in size as possible.

      At a meeting held on January 21, 1997, the Board of Directors of the Company unanimously voted to fix the number of directors at ten, and to introduce for adoption at the Annual Meeting the following resolution:

RESOLVED: That Peter A. Bouyea and Charles A. Davis be elected to serve as Class I directors of Merchants Bancshares, Inc., each for a three year term expiring on the date of the Annual Meeting of Shareholders in 2000, or until their successors are duly elected and qualified in accordance with the By-laws of the Company.

Nominees for Directors of the Company

      The following table sets forth the names and addresses of the two nominees for Director of the Company, their principal occupations, ages and periods of service as directors of the Company. Information regarding their ownership of shares of Common Stock of the Company as of February 15, 1997 may be found at "Security Ownership of Certain Beneficial Owners and Management". The Class I Nominees have each been nominated for a three-year term expiring in the year 2000.

                                       Principal              Director of the
Class   Name                  Age      Occupation             Company Since
-----------------------------------------------------------------------------

I       Peter A. Bouyea       49       Consultant to the      1994
                                       Baking Industry
                                       South Burlington, VT

I       Charles A. Davis      48       Senior Director,       1985
                                       Goldman Sachs & Co.
                                       New York, NY

      The following biographical information is provided for the two nominees as indicated above:

Peter A. Bouyea

      Peter A. Bouyea has served as a Director of the Bank since April 30, 1993 and was elected a Director of the Company in May 1994. He is a graduate of LeMoyne College, Syracuse, New York in 1970 with a Bachelor of Arts in Economics. He retired in December 1994 as President of Bouyea-Fassetts, Inc., a wholly-owned indirect subsidiary of Philip Morris, Inc. Since his retirement in December 1994, Mr. Bouyea has acted as a consultant to the general baking industry. Mr. Bouyea is a Director of the Ronald McDonald House. Mr. Bouyea resides with his wife Linda and family at 111 South Cover Road, Burlington, Vermont.

Charles A. Davis

      Charles A. Davis has served as a Director of the Company since 1985. He is a Senior Director of Goldman Sachs & Company, a New York based investment banking firm located at 85 Broad Street, New York, NY 10004. Prior to his being named a Senior Director, Mr. Davis was a partner at Goldman Sachs & Company. Mr. Davis is a Director of the following companies all of whom have a class of stock registered with the Securities and Exchange Commission: Media General, Inc., Lechters, Inc., USLIFE Corp., Progressive Corp. and Heilig-Meyers, Inc. Mr. Davis resides with his wife Marna, and sons Tucker and Tyler, at 17 Field Point Drive, Greenwich, Connecticut.

      If at the time of the Annual Meeting any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Board of Directors of the Company, and would be elected to the same class or classes as the nominees for whom they are substituted. Neither the Bylaws of the Company nor applicable law restrict the nomination of other individuals to serve as directors, and any shareholder present at the Annual Meeting may nominate another candidate.

      An affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

      The Board of Directors of the Company recommends that the stockholders vote "FOR" the election of the nominees listed above.

Continuing Directors

      The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.

                                                                                       Term of
                                      Principal                     Director of        Office will
Class   Name                    Age   Occupation (1)                Company Since      Expire
--------------------------------------------------------------------------------------------------

II      Joseph L. Boutin        49    President & CEO of the        1994               1998
                                      Company and the Bank

II      Jeffrey L. Davis        44    President, J.L. Davis, Inc.   1993               1998
                                      Burlington, VT

II      Michael G. Furlong      46    Attorney, Sheehey, Brue,      1991               1998
                                      Gray & Furlong, P.C.
                                      Burlington, VT

II      Raymond C. Pecor, Jr.   57    Chairman, Lake Champlain      1978               1998
                                      Transportation Co.
                                      Burlington, VT

II      Patrick S. Robins       58    Treasurer SymQuest Group,     1974               1998
                                      Inc., Burlington, VT

III     Leo O'Brien, Jr.        66    Partner, Vice President,      1969               1999
                                      O'Brien Brothers Agency,
                                      Inc., South Burlington, VT

III     Benjamin F. Schweyer    71    Retired, formerly an          1969               1999
                                      Attorney, Latham, Eastman,
                                      Schweyer & Tetzlaff, P.C.
                                      Burlington, VT

III     Robert A. Skiff, Ph.D.  55    Headmaster, Vermont Commons   1984               1999
                                      School, Burlington, VT

      Mr. Boutin became President and Chief Executive Officer of the Company and the Bank on October 24, 1994. From September 1989 until October 1994, Mr. Boutin was President of the Howard Bank in Burlington, Vermont. Mr. Robins has been Treasurer of SymQuest Group, Inc., a company headquartered in Burlington, Vermont, which specializes in computer education and service and facsimile and copier machine services, since February 1996. Prior to such time, Mr. Robins was President of McAuliffe, Inc., a company which specialized in computer education and services and facsimile and copier machine services. Dr. Skiff founded the Vermont Commons School in Burlington, Vermont in July 1996. Prior to such time, Dr. Skiff was Presidential Fellow for Economic Development at the University of Vermont. Prior to July 1992, Dr. Skiff was President of Champlain College in Burlington, Vermont.

      Except as indicated above, each Director has been employed during the past five years in his respective positions.

Bank Directors

      All of the above-named Directors of the Company are also Directors of the Bank. In addition to the above-named Directors, Lorilee A. Lawton and Carole A. Ziter are also Directors of the Bank. Ms. Lawton, who is 49 years old, is a majority owner of Red Hed Supply, Inc., a wholesaler of underground pipeline materials, located in Burlington, Vermont. Ms. Ziter, who is 54 years old, is President of Sweet Energy, a mail order food company, located in Burlington, Vermont.

Other Information About the Board and its Committees

Attendance of Directors

      During 1996, nine meetings of the Board of Directors of the Company (the "Company Board") were held. The following Directors of the Company attended fewer than seventy-five percent of the meetings of the Company
Board: Charles A. Davis, Dudley H. Davis, Thomas F. Murphy, Raymond C. Pecor, Jr., and Benjamin F. Schweyer. Mr. Dudley H. Davis and Mr. Thomas F. Murphy have chosen not to stand for re-election as Directors of the Company at the Annual Meeting.

Compensation of Directors

      For attendance during 1996, Directors of the Company were paid a quarterly retainer of $1,000. In addition, Directors received an attendance fee for every meeting attended of $500, unless the Company Board meeting was held simultaneously with a regular meeting of the Board of Directors of the Bank (the "Bank Board"), in which case the fee was $250.

      During 1996, all Bank directors, who were not also officers of the Bank, were paid a $4,000 annual retainer, payable in quarterly installments, plus $500 for each Bank Board meeting attended. Committee members were paid $250 for each committee meeting attended.

      Until December 1995, the Bank maintained a Deferred Compensation Plan for Directors (the "Plan"). Under the Plan, Directors of the Bank were entitled to defer a portion of their compensation (see above) under either of two possible arrangements. Under the first arrangement, known as the "Fixed Growth" program, Directors who chose to defer a portion of their compensation would be entitled to receive, beginning upon attaining the age of 65 1/2, compensation based on a fixed rate. The Fixed Growth program was terminated in December 1995 pursuant to agreements between the Bank and the individuals so affected. In connection with the termination of the Fixed Growth program, the Bank agreed to establish trusts for the benefit of those individuals, funded with Company Common Stock to be distributed to the individuals under the terms of those agreements. See "APPROVAL OF THE SALE OF SHARES OF MERCHANTS BANCSHARES, INC. STOCK TO TRUSTS (Proposal Number
5)."

      In addition, the Bank continues to maintain the second arrangement, known as the "Floating Growth (savings)" program. The Board of Directors of the Bank voted at their meeting on February 20, 1997 to amend the Plan to provide that no additional compensation may be deferred into the Floating Growth (savings) program after July 1, 1997. Benefits accrue based on the Directors' fees deferred and a monthly allowance for interest at a rate that is fixed from time to time in the discretion of the Bank Board. The benefits under the Floating Growth (savings) program are generally payable starting on the January 2 following a participant's 65th birthday or earlier death, and will be distributed to the participant (or upon the participant's death, to the participant's designated beneficiary) in accordance with the plan.

      It is the intention of the Company that if the shareholders of the Company approve the 1996 Compensation Plan For Non-Employee Directors (the "1996 Plan") at the Annual Meeting, the 1996 Plan will replace the Plan discussed above, except to the extent that individuals have vested rights under the Plan. See "Approval of the Merchants Bancshares 1996 Compensation Plan for Non-Employee Directors (Proposal Number 3)."

Committees Of The Boards Of Directors

      The Bank Board has designated the following committees, all of which also serve as the committees of the Company Board: an Audit Committee, a Compensation Committee, and the Shareholder Value Committee, each of whose composition and objectives are as described below.

Audit Committee:

      The functions of the Audit Committee are (i) to serve as the primary means of communication between the Board of Directors and both the independent accountants and the internal auditor, (ii) to assist and make recommendations to the Board of Directors in fulfilling its responsibilities relating to the Bank's financial reporting and internal control policies and practices, (iii) to review with the independent accountants and the internal auditor the scope of the annual audit plan, the results of the annual audit and the adequacy of the Bank's internal accounting controls, (iv) to make recommendations to the Board of Directors with respect to the selections of independent accountants, (v) to review any non-audit services rendered by the independent accountants, (vi) to monitor compliance with the Bank's business ethics policies and (vii) to engage independent accountants and other professional advisors to conduct such special reviews or studies as the committee deems appropriate in fulfilling its responsibilities.

      Other areas covered by the Audit Committee on a regular basis are: (i) review matters relative to security and insurance coverages and (ii) regulatory compliance, including reports issued in accordance with Section 112 of the Federal Deposit Insurance Corporation Improvement Act.

      During 1996, seven meetings of the Audit Committee were held. The Committee consisted of Robert A. Skiff, Peter A. Bouyea, Jeffrey L. Davis, Lorilee A. Lawton and Benjamin F. Schweyer.

Compensation Committee:

      The Compensation Committee is responsible for establishing the compensation of the Company's and the Bank's directors, officers and employees, including salaries, bonuses, commissions, benefit plans, the grant of options and other forms of, or matters relating to compensation.

      During 1996, twelve meetings of the Compensation Committee were held. The Committee consists of the following independent members of the Bank
Board: Michael G. Furlong, Chair, Leo O'Brien, Jr., Patrick S. Robins and Carole A. Ziter.

Shareholder Value Committee:

      The function of the Shareholder Value Committee is to consider and make recommendations to the Company Board of Directors on proposals which effect the value of shareholders' investment in Company Common Stock.

      During 1996, the Committee held no meetings. The Committee consists of the following independent members of the Board of Directors: Peter A. Bouyea, Charles A. Davis, Thomas F. Murphy, and Benjamin F. Schweyer.

Compensation of Principal Officers

      Compensation of principal officers is paid by the Bank. The following table sets forth aggregate cash compensation paid by the Bank over the past three calendar years to most highly compensated principal officers of the Company or the Bank whose salary and bonus for 1996 exceeded $100,000 ("Named Principal Officers").

                              Summary Compensation Table

                                                         Long-Term Compensation
                                                         ----------------------
                         Annual Compensation             Awards       Payouts
                      -------------------------          ------       -------
Name and                                                 Securities
Principal                                                Underlying   LTIP           All Other
Position              Year    Salary      Bonus          Options      Payouts(12)    Compensation
-------------------------------------------------------------------------------------------------

Joseph L. Boutin      1996    $199,992    $100,000(1)    15,000(2)         0         $14,022(3)
President, and        1995    $203,838    $      0            0            0         $18,880
Director of the       1994    $ 34,614    $      0       20,000            0               0
Company and Bank

Michael R. Tuttle     1996    $119,991    $ 75,000(4)     5,000(5)         0         $13,192(6)
Executive             1995    $110,765    $      0       10,000            0         $ 9,972
Vice-President
of the Bank

Thomas R. Havers      1996    $102,542    $20,000(7)          0            0         $13,671(8)
Senior                1995    $101,531    $     0         5,000       84,416         $ 9,616
Vice-President        1994    $ 98,070    $10,000             0            0         $ 5,215
of the Bank

Thomas S. Leavitt     1996    $ 94,626    $13,334(9)     10,000            0         $51,698(10)
Senior
Vice-President
of the Bank

William R. Heaslip    1996    $ 91,870    $20,000(11)     5,000            0         $ 7,143(12)
President,
Merchants Trust Company

Notes of Explanation:
<F1>  Of the amount listed as Bonus paid to Mr. Boutin in 1996, $50,000 was not paid until January 1997.

<F2>  In December 1996, Mr. Boutin agreed to forego eligibility to receive certain bonus payments pursuant to the terms of his employment agreement with the Company and the Bank. In consideration for such forebearance, in February 1997, the Company agreed to grant Mr. Boutin stock options to purchase 15,000 shares of Company Common Stock. See
      "Employment Agreements."

<F3>  Includes contributions made by the Bank on behalf of Mr. Boutin pursuant to the 401(k) Plan of $13,500 for 1996.

<F4>  Of the amount listed as Bonus paid to Mr. Tuttle in 1996, $50,000 was not paid until January 1997.

<F5>  Represent options granted by the Company to Mr. Tuttle in February
      1997.

<F6>  Includes contributions made by the Bank on behalf of Mr. Tuttle pursuant to the 401(k) Plan of $13,053 for 1996.

<F7>  Of the amount listed as Bonus paid to Mr. Havers in 1996, $10,000 was not paid until January 1997.

<F8>  Includes contributions made by the Bank on behalf of Mr. Havers pursuant to the 401(k) Plan of $13,500 for 1996.

<F9>  Of the amount listed as Bonus paid to Mr. Leavitt in 1996, $5,000 was not paid until January 1997

<F10> Includes contributions made by the Bank on behalf of Mr. Leavitt pursuant to the 401(k) Plan of $9,208. Additionally, the Company made payments on his behalf related to his relocation in the amount of $42,423.

<F11> Of the amount listed as Bonus paid to Mr. Heaslip in 1996, $10,000 was not paid until January 1997

<F12> Includes contributions made by the Bank on behalf of Mr. Heaslip pursuant to the 401(k) Plan of $7,143 for 1996.

<F13> The obligations of the Bank to certain participants in the Phantom
      Stock Plan were settled in December 1995 and paid out in January 1996.

Option Grants in Last Fiscal Year

      The following table provides information regarding stock options granted to Named Principal Officers in 1996. Each of the individuals who were granted stock options during 1996 were granted such options pursuant to the terms of employment agreements between such individuals and the Company and the Bank. See "Employment Agreements."

                                                                                      Potential Realizable
                                                                                      Value at Assumed
                                                                                      Annual Rates of Stock
                                                                                      Price Appreciation
                                           Individual Grants                            For Option Term
                         ---------------------------------------------------------    ---------------------
                         Number of    % of         Total
                         Securities   Granted to   Exercise
                         Underlying   Employees    Or Base
                         Options      In Fiscal    Price         Expiration
Name                     Granted      Year         ($/Share)     Date                 5%          10%
-----------------------------------------------------------------------------------------------------------

Joseph L. Boutin (1)          0       ---              ---       ---                       ---         ---

Michael R. Tuttle (2)         0       ---              ---       ---                       ---         ---

Thomas R. Havers              0       ---              ---       ---                       ---         ---

Thomas S. Leavitt (3)    10,000       67%          $15.375       February 1, 2003     $ 72,550    $145,850

William R. Heaslip (4)    5,000       33%          $14.875       December 29, 2002    $ 30,275    $ 75,560

<F1>  Mr. Boutin agreed to forego eligibility to receive certain bonus payments pursuant to the terms of his employment agreement with the Company and the Bank. In consideration for such forebearance, in February 1997, the Company agreed to grant Mr. Boutin stock options to purchase 15,000 shares of Company Common Stock at an exercise price of $20.438 per shares. The options will become exercisable on February
      20, 1999 and will expire if not exercised on or before February 20, 2007.

<F2>  In February 1997, the Company granted Mr. Tuttle options to purchase
      5,000 shares of Company Common Stock at an exercise price of $20.438 per share. The options will become exercisable on February 20, 1999 and will expire if not exercised on or before February 20, 2007.

<F3>  Mr. Leavitt's option becomes exercisable after  February 1, 1998.  The option is immediately exercisable if Mr. Leavitt is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of the Company or Bank as each existed at February 1, 1996.

<F4>  Mr. Heaslip's option becomes exercisable after December 29, 1997.  The option is immediately exercisable if Mr. Heaslip is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of the Company or Bank as either existed December 29, 1995.

Aggregated Option Exercises in Last Fiscal Year and
 Fiscal Year-End Option Values

      The following table shows stock option exercises by the Named Principal Officers, including the aggregate value realized upon such exercise. "Value realized upon exercise" represents the excess of the closing price of the Common Stock of the Company on the date of exercise over the exercise price. In addition, this table includes the number of shares remaining unexercised underlying both "exercisable" (i.e., vested) and "unexercisble" (i.e., unvested) stock options as of December 31, 1996. Also, reported are the values of "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock of the Company of $19.1875.

                                                     Number of
                                                     Securities                    Value Of
                                                     Underlying                    Unexercised
                                                     Unexercised                   In-The-Money
                                                     Options                       Options
                                                     At Fiscal                     At Fiscal
                                                     Year-End                      Year-End
                                                ---------------------------   ---------------------------
                          Shares
                          Acquired
                          On         Value
Name                      Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------------------------------------------------------------------------------------------

Joseph L. Boutin          0          0          20,000        15,000          $163,760            0
Michael R. Tuttle (1)     0          0               0        10,000                 0      $91,880
Thomas R. Havers          0          0               0         5,000                 0      $21,565
Thomas S. Leavitt         0          0               0        10,000                 0      $38,130
William R. Heaslip        0          0               0         5,000                 0      $21,565

<F1>  In January 1997, Mr. Tuttle's options became exercisable.  In February
      1997, Mr. Tuttle exercised options to purchase 5,000 shares of Company
      Common Stock at an exercise price of $10.00 per share.

Retirement Benefits

Pension Plan Table
Estimated Annual Retirement Benefit
for Specified Years of Credited Service

         Annual Compensation        20        30        40
         ------------------------------------------------------

         $ 50,000                   $15,456   $23,184   $25,684
         $ 75,000                   $25,336   $38,004   $41,754
         $100,000                   $35,336   $53,004   $58,004
         $125,000                   $45,336   $68,004   $74,254
         $150,000                   $55,336   $83,004   $90,504
         $175,000                   $55,336   $83,004   $90,504
         $200,000                   $55,336   $83,004   $90,504
         $225,000                   $55,336   $83,004   $90,504
         $250,000                   $55,336   $83,004   $90,504
         $275,000                   $55,336   $83,004   $90,504
         $300,000                   $55,336   $83,004   $90,504
         $325,000                   $55,336   $83,004   $90,504

      The above table shows the estimated annual retirement benefits payable upon retirement to persons in a specified compensation and years of credited service classification. The assumptions are: that they retire at age 65 during 1996; that each member's final average compensation is equal to his or her annual compensation amounts provided that, if annual compensation exceeds $150,000 for illustration purposes the final average compensation has been set equal to $150,000; and that they elect a straight life annuity form of payment. In 1994, the Company froze the plan beginning on January 1, 1995. In 1995, the plan was curtailed. No additional years of service or age will accrue under the plan. The retirement benefits listed in the table take into consideration the Social Security offset amount which is based on the law in effect on January 1, 1994 and assumes an employee earned the annual compensation listed on the table for the calendar year 1994. The maximum annual benefit limitations as set forth in the plan and under
Section 415 of the Internal Revenue Service Code have also been accounted for in the table.

      For purposes of this table, Mr. Havers had 25 years of benefit service with the Bank as of December 31, 1996.

      In connection with the termination of the Bank's Executive Salary Continuation Plan in December 1995, Mr. Havers has the right to receive 3,245 shares of Company Common Stock on a deferred basis in installments over fifteen years, beginning upon Mr. Havers achieving the age of sixty-five. See "Approval of the Sale of Shares of Merchants Bancshares, Inc. Stock to Trusts (Proposal Number 5)."

Executive Officers of the Company and the Bank

      The names and ages of the Executive Officers of the Company and the Bank and each Executive Officers' position with the Company or the Bank is listed below.

                                  Positions and Officers with the
Name                    Age       Company or the Bank
-----------------------------------------------------------------

Joseph L. Boutin        49        President and Chief Executive Officer
                                  of the Company and the Bank

Michael R. Tuttle       41        Executive Vice President of the Bank

Thomas R. Havers        47        Senior Vice President of the Bank

Thomas S. Leavitt       38        Senior Vice President of the Bank

William R. Heaslip      52        President and Chief Executive Officer
                                  of Merchants Trust Company

Janet P. Spitler        37        Treasurer of the Company and Vice President,
                                  Treasurer and Controller of the Bank

      Mr. Boutin became President and Chief Executive Officer of the Company and the Bank on October 24, 1994. From September 1989 until October 1994, Mr. Boutin was President of the Howard Bank in Burlington, Vermont. Mr. Tuttle has been employed by the Bank as Executive Vice President since February 1995. Prior to such time, Mr. Tuttle was the Senior Lending Officer at the Howard Bank in Burlington, Vermont. Mr. Havers has been Senior Vice President of the Bank since 1990 and has been employed at the Bank since 1971. Mr. Leavitt has been Senior Vice President of the Bank since February 1996. From 1995 until February 1996, Mr. Leavitt was President of SafetyMaster Corporation, a safety equipment distribution and technical services company located in Billings, Montana. Mr. Heaslip has been the President of the Merchants Trust Company since December 1995.
Prior to such time, Mr. Heaslip was Executive Vice President/Trust and Investment of Chittenden Bank in Burlington, Vermont. Since December 1995, Ms. Spitler has been the Treasurer of the Bank, with whom she has been employed since 1990.

Compensation Committee Report

      The Compensation Committee represents both the Company and the Bank and consists of four directors who are not officers or employees of the Company; Michael G. Furlong, chair, Leo O'Brien, Patrick S. Robins, each a director of the Company and the Bank, and Carole A. Ziter, a director of the Bank.

      The Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve-incentive plans, and to provide oversight of company benefit programs.

      Decisions on compensation of the Company's and the Bank's executives generally are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's and the Bank's executive officers are reviewed by each of the full Company and Bank Board. Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by the Company's and the Bank's Board Compensation Committee addressing the Company's and the Bank's compensation policies for 1996 as they affected Mr. Boutin, the Company's chief executive officer, and the other executive officers.

      Compensation Policies Toward Executive Officers. Prior to 1997, the Company's and the Bank's compensation program for executive officers consisted primarily of two elements, base salary and specific bonuses based on the achievement of defined corporate objectives. The Compensation Committee's focus for 1997 will be expanded. The Compensation Committee's executive compensation policies are and will be further designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Levels of executive compensation are set at levels that the Compensation Committee believes to be consistent with others in the Bank's industry.

      The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has and will further incorporate these elements in designing the compensation packages of the Company's executive officers.

      Relationship of Performance Under Compensation Plans. The Company's compensation policy with respect to executive officers is administered by the Compensation Committee of the Board of Directors of the Company and the Bank. The two key elements of this policy are base salary and the Company's Annual/Bonus Plan.

      Each executive officer's annual performance review serves as the basis for making adjustments to base salary. Individual performance evaluations are closely tied to achievement of short as well as long term goals and objectives, individual initiative, team-building skills, level of responsibility and above-average corporate performance. Base salary is keyed to the median of a peer group of regional commercial banks as established from time to time by the Compensation Committee.

      In addition to the base compensation, the Company has a bonus plan to reward executive officers for accomplishing financial objectives set annually by the Committee. Executives are eligible to receive bonuses of up to 75% of salary. Bonuses were paid out to executive officers in 1996.

      Long Term Incentive/Stock Option Plan. If approved at the Annual Meeting, the Long Term Incentive/Stock Option Plan (the "Stock Option Plan") will permit the Compensation Committee to grant stock options to key personnel. Under the Stock Option Plan, each year a participating executive officer will receive stock options with a "value" equal to 50% of his or her base salary. The "value" of the options to be granted will be determined using a widely accepted financial model which determines the value of stock options. The exercise price of the options shall be determined annually, by the Board of Directors, and shall be no less than fair market value as of the date of the grant. For a further discussion of the Stock Option Plan, see "APPROVAL OF THE LONG TERM INCENTIVE/STOCK OPTION PLAN (Proposal Number
4)."

CEO Compensation:

      Mr. Boutin serves the Bank pursuant to an employment agreement dated January 1, 1997 which provides for his employment as President and CEO of the Bank and Company through December 31, 1999. The terms of Mr. Boutin's contract were negotiated at arms-length. Mr. Boutin's base salary is $200,000 per year through calendar year 1997. See "Employment Agreements."

Employment and Severance Agreements:

      Each of the Named Principal Officers have entered into Employment Agreements with the Company and the Bank. These agreements specify the terms of employment. The agreements provide that employment shall be at will, but if the executive is terminated without just cause, or the executive resigns for good reason, the Bank has agreed to pay in one lump sum the executive's salary, plus provide for all normal benefits and accrued incentive payments, for one year from the date of such discharge, or the time remaining under the terms of the Agreement, whichever is greater. See "Employment Agreements."

                   Members of the Compensation Committee
                       Michael G. Furlong, Chair
                       Leo O'Brien, Jr.
                       Patrick S. Robins
                       Carole A. Ziter

Related Party Transactions

      As described below under "Compensation Committee Interlocks and Insider Participation," the Bank engages in banking transactions with directors and officers of the Company, and with their associates.

      The Bank obtained legal services during 1996, and anticipates obtaining such services during 1997 from the firm of Sheehey Brue Gray & Furlong PC, of which Michael G. Furlong is a principal member. Mr. Furlong is Chairman of the Compensation Committee. Fees paid to this firm by the Bank for services and expenses in 1996 aggregated $74,093.

      In 1996, the Bank purchased office supplies and equipment on a competitive basis from McAuliffe, Inc. valued at $54,678 and from Symquest Group, Inc. valued at $108,952. Patrick S. Robins, who was President of McAuliffe, Inc. until February 1996 and is currently Treasurer of Symquest Group, Inc., is a Class II Director of the Company and the Bank.

Compensation Committee Interlocks and Insider Participation

      During 1996, the Compensation Committee included Michael G. Furlong, Chairman, Leo O'Brien, Jr., Patrick S. Robins and Carole A. Ziter, all independent, non-employee Directors of either the Company or the Bank.

Employment Agreements

      Mr. Boutin, President and Chief Executive Officer of the Company and the Bank entered into a new Employment Agreement ("New Employment Agreement") with the Company and the Bank dated as of January 1, 1997.
Under the terms of the New Employment Agreement, which superseded the terms of Mr. Boutin's prior employment agreement (the "Prior Employment Agreement") which was to expire on October 24, 1997, Mr. Boutin will be employed as President and Chief Executive Officer of the Company and the Bank. The New Employment Agreement ends on December 31, 1999, subject to rights of renewal by the Company and the Bank for additional one-year terms. The terms of the New Employment Agreement are substantially identical to the terms of the Prior Employment Agreement. The Employment Agreement provides that Mr. Boutin will be paid a base salary of $200,000 per annum. Mr. Boutin is also eligible to receive bonuses upon the achievement of certain objectives concerning the Company and the Bank as specified in the Employment Agreement and set annually by the Compensation Committee. Mr. Boutin is also eligible to receive other fringe benefits made available to other employees. Under the New Employment Agreement, Mr. Boutin is to receive, pursuant to the Long Term Incentive/Stock Option Plan, stock options with a value equal to 50% of his salary. For a further discussion of the Long Term Incentive/Stock Option Plan, see "APPROVAL OF THE LONG TERM INCENTIVE/STOCK OPTION PLAN (Proposal Number 4)." Under the Prior Employment Agreement, Mr. Boutin was also granted an option to purchase 20,000 shares of Company Common Stock at an exercise price of $11.00 per share. The option became exercisable in October 1996 and expires if not exercised by October 2001.

      The New Employment Agreement also continues, until June 1997, Mr. Boutin's eligibility to receive the bonuses upon the achievement of certain regulatory objectives of the Company and the Bank specified in the Prior Employment Agreement. However, pursuant to an agreement with the Company, Mr. Boutin has agreed to forego his eligibility to receive such bonuses and the Company has granted to Mr. Boutin an option to purchase 15,000 shares of Company Common Stock at an exercise price equal to the fair market value of the Company Common Stock on the date of grant. The option is exercisable beginning on February 20, 1999 and terminates if not exercised on or before February 20, 2007.

      Mr. Tuttle, Executive Vice President of the Bank entered into a new Employment Agreement ("New Employment Agreement") with the Bank dated as of January 1, 1997. Under the terms of the New Employment Agreement, which superseded the terms of Mr. Tuttle's prior employment agreement (the "Prior Employment Agreement") which was to expire on October 31, 1997, Mr. Tuttle will be employed as Executive Vice President of the Bank. The New Employment Agreement ends on December 31, 1999, subject to rights of renewal by the Company and the Bank for additional one-year terms. The terms of the New Employment Agreement are substantially identical to the terms of the Prior Employment Agreement. The Employment Agreement provides that Mr. Tuttle will be paid a base salary of $130,000 per annum. Mr. Tuttle is also eligible to receive bonuses upon the achievement of certain objectives concerning the Company and the Bank as specified in the Employment Agreement and set annually by the Compensation Committee. Mr. Tuttle is also eligible to receive other fringe benefits made available to other employees. Under the New Employment Agreement, Mr. Tuttle is to receive, pursuant to the Long Term Incentive/Stock Option Plan, stock options with a value equal to 50% of his salary. For a further discussion of the Long Term Incentive/Stock Option Plan, see "APPROVAL OF THE LONG TERM INCENTIVE/STOCK OPTION PLAN (Proposal Number 4)." Under the Prior Employment Agreement, Mr. Tuttle was also granted an option to purchase 10,000 shares of Company Common Stock at an exercise price of $10.00 per share. The option became exercisable January 30, 1997 and expires if not exercised on or before January 30, 2002.

      Mr. Havers, Senior Vice President of the Bank entered into a new Employment Agreement ("New Employment Agreement") with the Bank dated as of January 1, 1997. Under the terms of the New Employment Agreement, which superseded the terms of Mr. Havers' prior employment agreement (the "Prior Employment Agreement") which was to expire on October 31, 1997, Mr. Havers will be employed as Senior Vice President of the Bank. The New Employment Agreement ends on December 31, 1999, subject to rights of renewal by the Company and the Bank for additional one-year terms. The terms of the New Employment Agreement are substantially identical to the terms of the Prior Employment Agreement. The Employment Agreement provides that Mr. Havers will be paid a base salary of $100,000 per annum. Mr. Havers is also eligible to receive bonuses upon the achievement of certain objectives concerning the Company and the Bank as specified in the Employment Agreement and set annually by the Compensation Committee. Mr. Havers is also eligible to receive other fringe benefits made available to other employees. Under the New Employment Agreement, Mr. Havers is to receive, pursuant to the Long Term Incentive/Stock Option Plan, stock options with a value equal to 50% of his salary. For a further discussion of the Long Term Incentive/Stock Option Plan, see "APPROVAL OF THE LONG TERM INCENTIVE/STOCK OPTION PLAN (Proposal Number 4)." Under the Prior Employment Agreement, Mr. Havers was also granted an option to purchase 5,000 shares of Company Common Stock at an exercise price of $14.875 per share. The option becomes exercisable on December 29, 1997 and expires if not exercised on or before December 29, 2002.

      Mr. Leavitt, Senior Vice President of the Bank entered into a new Employment Agreement ("New Employment Agreement") with the Bank dated as of January 1, 1997. Under the terms of the New Employment Agreement, which superseded the terms of Mr. Leavitt's prior employment agreement (the "Prior Employment Agreement") which was to expire on October 31, 1997, Mr. Leavitt will be employed as Senior Vice President of the Bank. The New Employment Agreement ends on December 31, 1999, subject to rights of renewal by the Company and the Bank for additional one-year terms. The terms of the New Employment Agreement are substantially identical to the terms of the Prior Employment Agreement. The Employment Agreement provides that Mr. Leavitt will be paid a base salary of $100,000 per annum. Mr. Leavitt is also eligible to receive bonuses upon the achievement of certain objectives concerning the Company and the Bank as specified in the Employment Agreement and set annually by the Compensation Committee. Mr. Leavitt is also eligible to receive other fringe benefits made available to other employees. Under the New Employment Agreement, Mr. Leavitt is to receive, pursuant to the Long Term Incentive/Stock Option Plan, stock options with a value equal to 50% of his salary. For a further discussion of the Long Term Incentive/Stock Option Plan, see "APPROVAL OF THE LONG TERM INCENTIVE/STOCK OPTION PLAN (Proposal Number 4)." Under the Prior Employment Agreement, Mr. Leavitt was also granted an option to purchase 10,000 shares of Company Common Stock at an exercise price of $15.375 per share. The option becomes exercisable in February 1, 1998 and expires if not exercised by February 1, 2003.

      Mr. Heaslip, President and Chief Executive Officer, Merchants Trust Company entered into a new Employment Agreement ("New Employment Agreement") with the Bank dated as of January 1, 1997. Under the terms of the New Employment Agreement, which superseded the terms of Mr. Heaslip's prior employment agreement (the "Prior Employment Agreement") which was to expire on October 31, 1997, Mr. Heaslip will be employed as President and Chief Executive Officer of the Merchants Trust Company. The New Employment Agreement ends on December 31, 1999, subject to rights of renewal by the Company and the Bank for additional one-year terms. The terms of the New Employment Agreement are substantially identical to the terms of the Prior Employment Agreement. The Employment Agreement provides that Mr. Heaslip will be paid a base salary of $95,000 per annum. Mr. Heaslip is also eligible to receive bonuses upon the achievement of certain objectives concerning the Company and the Bank as specified in the Employment Agreement and set annually by the Compensation Committee. Mr. Heaslip is also eligible to receive other fringe benefits made available to other employees. Under the New Employment Agreement, Mr. Heaslip is to receive, pursuant to the Long Term Incentive/Stock Option Plan, stock options with a value equal to 50% of his salary. For a further discussion of the Long Term Incentive/Stock Option Plan, see "APPROVAL OF THE LONG TERM INCENTIVE/STOCK OPTION PLAN (Proposal Number 4)." Under the Prior Employment Agreement, Mr. Heaslip was also granted an option to purchase 5,000 shares of Company Common Stock at an exercise price of $14.875 per share. The option becomes exercisable on December 29, 1997 and expires if not exercised by December 29, 2002.

Performance Graph

      A comparison of five year cumulative total return to shareholders of the Company to a group of bank holding companies selected by the Company, and to the NASDAQ market index is indicated below. Data is shown both in tabular format and in the following graph. The peer group of bank holding companies consists of the following: Arrow Financial Corporation (AROW); BankNorth Group, Inc. (BKNG); Chittenden Corporation (CNDN); Eastern Bancorp, Inc. (VFBK); Evergreen Corporation (EVGN); and Vermont Financial Services Corporation (VFSC). These are six of the largest financial institutions with which the Bank believes it competes most directly for market share.

                  COMPARE FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG MERCHANTS BANCSHARES, INC.
                  NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1991
ASSUMES DIVIDENDS REINVESTED
FISCAL YEAR ENDING DEC. 31, 1996

----------------------------------Fiscal Year Ending-----------------------------------
Company                       1991      1992      1993      1994      1995      1996
---------------------------------------------------------------------------------------

Merchants Bancshares, Inc.    $100.00   $136.44   $109.68   $ 83.28   $121.87   $153.36
Peer Group                     100.00    149.86    203.42    241.57    407.35    472.96
Broad Market                   100.00    100.98    121.13    127.17    164.96    204.98

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the ownership of Common Stock of the Company as of February 15, 1997 by each of the Directors and Executive Officers and the Directors and Executive Officers as a group.

                               Amount and Nature of
Name                           Beneficial Ownership(1)     Percent of Class
---------------------------------------------------------------------------

Joseph L. Boutin(a)              758,486 (2)               17.1%
Peter A. Bouyea(a)                54,543                    1.2%
Charles A. Davis(a)              276,753(3)                 6.2%
Dudley H. Davis(d)                56,855                    1.3%
Jeffrey Davis(a)                  24,563                     *
Michael G. Furlong(a)              4,523                     *
Thomas R. Havers(c)               17,091                     *
William R. Heaslip(c)                399                     *
Lorilee A. Lawton(b)               1,450                     *
Thomas S. Leavitt(c)                 937                     *
Thomas F. Murphy(d)               22,605                     *
Leo O'Brien, Jr.(a)               19,319                     *
Raymond C. Pecor, Jr.(a)         124,372                    2.8%
Patrick S. Robins(a)              21,997                     *
Benjamin F. Schweyer(a)           63,703                    1.4%
Robert A. Skiff, Ph.D.(a)          1,606                     *
Janet P. Spitler(c)                  881                     *
Michael R. Tuttle(c)             731,012(4)                16.5%
Carole A. Ziter(b)                   910                     *

Directors and Executive        1,458,215(5)                32.9%
  Officers as a Group

<F*>  Shareholdings represent less than 1.00% of class

<Fa>  Designates Director of the Company and the Bank
<Fb>  Designates Director of the Bank only
<Fc>  Designates Named Principal Officer
<Fd>  Designates individual who served as Director of Company and the Bank during 1996 but chose not to stand for re-election in 1997.

NOTES:
<F1>  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of, such shares.
      Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.

<F2>  Includes 723,790 shares held by the General Educational Fund, Inc.
      (the "Fund"). Mr. Boutin is a trustee of the Fund and as such may be deemed to beneficially own all such shares. Mr. Boutin disclaims beneficial ownership of all such shares held by the Fund. Also, includes 20,000 shares which Mr. Boutin may acquire pursuant to the exercise of certain vested stock options.

<F3>  Incudes 4,184 shares held in trust for Mr. Davis' two minor sons,
      1,066 shares held directly by Mr. Davis' two minor sons, 10,525 shares held by Mr. Davis as trustee of the Charles and Marna Davis Foundation and 9,776 shares owned by Mr. Davis' wife, Marna Davis.

<F4>  Includes 723,790 shares held by the General Educational Fund, Inc.
      (the "Fund"). Mr. Tuttle is a trustee of the Fund and as such may be deemed to beneficially own all such shares. Mr. Tuttle disclaims beneficial ownership of all such shares held by the Fund.

<F5>  Includes 723,790 shares held by the General Educational Fund, Inc.
      (the "Fund"), of which Messrs Boutin and Tuttle are trustees and as such may be deemed to beneficially own all such shares.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to the Company's Common Stock with the Securities & Exchange Commission. Executive officers, directors and principal shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the filings for 1996 furnished to the Company, the Company notes that Leo O'Brien, Jr., a director of the Company, filed a Form 4 report one month late with respect to the purchase of 500 shares; that Lorilee A. Lawton, a director of the Bank, filed a Form 4 report eight months late with respect to the purchase of 150 shares; that Carole A. Ziter, a director of the Bank, filed Form 4 reports eight, three, two and one month late with respect to the purchase of an aggregate of 910 shares.

                    INCREASE IN AUTHORIZED CAPITAL STOCK
                             (Proposal Number 2)

      The Board of Directors, at its meeting on February 20, 1997, adopted a resolution proposing an amendment to the Company's Certificate of Incorporation increasing the authorized common stock of the Company from 4,700,000 shares, par value $.01 per share to 7,500,000 shares, par value $.01 per share. The Company Board recommends that the shareholders vote in favor of the proposed amendment.

      The Company Board has determined that it would be appropriate for the Company to increase the number of its authorized shares of Common Stock in order to have additional shares available for possible future acquisition or financing transactions and other issuances, the requirements of stock compensation and dividend reinvestment plans or to satisfy requirements for additional reservations of shares by reason of future transactions which might require increased reservations. The Company Board believes that the complexity of customary financing, employment and acquisition transactions requires that the Directors be able to respond promptly and effectively to opportunities that involve the issuance of shares of Common Stock. For example, if the proposal is approved, the Company will have the flexibility to authorize stock splits and stock dividends and to enter into joint ventures and corporate financings involving the issuance of shares of Common Stock. The Company has no present plans, agreements, understandings or arrangements regarding transactions expected to require issuance of the additional shares of Common Stock that would be authorized by the proposed amendment.

      While the Company presently has no intention of so using such shares, the authorized but unissued shares of common stock could be used to impede or discourage an attempted takeover of the Company, through dilution of holdings of a person or entity attempting a takeover. The availability of such additional shares, viewed in the context of the Company's existing anti-takeover provisions, could have the cumulative effect of discouraging a takeover attempt. The Company currently has several anti-takeover provisions, including an eighty percent approval and fair price requirements for certain business combinations, and two classes of preferred stock. In addition, the Company has a classified Board of Directors with staggered terms of office, as described above.

      Under Delaware law, the affirmative vote of the holders of two-thirds of the outstanding shares of the Company is required to approve the proposed amendment. If it is adopted, the Board of Directors could authorize the issuance of the additional authorized shares without further shareholder approval.

      The Board of Directors of the Company recommends that the stockholders vote "FOR" the increase in authorized capital stock.

         APPROVAL OF THE MERCHANTS BANCSHARES 1996 COMPENSATION PLAN
                         FOR NON-EMPLOYEE DIRECTORS
                             (Proposal Number 3)

      Since 1986, the Bank has had a Deferred Compensation Plan for Directors pursuant to which Directors of the Bank were paid their annual retainer and meeting fees, if any, in the form of cash, either current or deferred. See "Compensation of Directors." The Board of Directors voted at their meeting of February 20, 1997 to amend the current plan such that no additional compensation may be deferred into the plan after July 1, 1997. The Board of Directors believes that it is desirable to expand the current plan to permit non-employee Directors of both the Company and the Bank to defer receipt of their annual retainer and meeting fees by receiving those fees in the form of restricted shares of the Common Stock of the Company. Accordingly, on January 21, 1997 and February 20, 1997, the Board of Directors of the Company and the Bank, respectively, adopted the Merchants Bancshares, Inc. 1996 Compensation Plan for Non-Employee Directors.

      The 1996 Compensation Plan for Non-Employee Directors (the "1996 Plan") will succeed the current plan if it is adopted by the Company's stockholders at the Annual Meeting.

      The following is a general summary of the 1996 Plan and is qualified by reference to the terms of the 1996 Plan, a copy of which is available from Jennifer Varin, Corporate Secretary of Merchants Bancshares, Inc., 164 College Street, Burlington, VT 05401.

PURPOSE: The purpose of the 1996 Plan is to provide a compensation program for the non-employee Directors of the Company and the Bank that will attract and retain highly qualified individuals to serve as members of the Boards of Directors.

ADMINISTRATION: Subject to terms of the plan, the 1996 Plan will be administered by a Management Committee, comprised of the Chief Executive Officer and certain other senior officers of the Company. The Committee will interpret the 1996 Plan, will prescribe, amend and rescind rules relating to the 1996 Plan as it deems proper and in the best interests of the Company and the Bank, and will take any other action necessary for the administration of the 1996 Plan.

PARTICIPANTS: Each non-employee Director of the Company and the Bank will be eligible to participate in the 1996 Plan immediately upon his or her election to the Board of Directors. As of January 23, 1997, the effective date of the 1996 Plan, there were 11 Directors of the Company and 10 Directors of the Bank eligible to participate.

SHARES AVAILABLE FOR THE PLAN: Subject to adjustment as provided in the 1996 Plan (e.g., in the event of a recapitalization, stock split, stock dividend, merger, reorganization or similar event), the maximum number of shares of Common Stock which may be awarded under the 1996 Plan is one hundred thousand shares (100,000), which may be shares of original issuance, treasury shares or a combination thereof.

COMPENSATION: Each Director's compensation shall be determined in accordance with the by-laws of the Company and the Bank and shall be paid, unless deferred by the participant, in accordance with the terms of the 1996 Plan according to the ordinary practices of the Company and the Bank, unless otherwise determined by the Committee.

      Upon election to the Board of Directors and prior to January 1 of each year (or July 1 for 1997 only), a participant will be entitled to elect to receive all or any portion of his or her compensation in the form of cash or of shares of restricted common stock (described below). If no election is received by the Company and the Bank with respect to any 1996 Plan Year (as defined in the 1996 Plan), the participant will be deemed to have made an election to receive such compensation in the form of undeferred cash.

      If a participating Director elects to have all or a specified percentage of his or her compensation for a given year deferred in Common Stock, then the day on which he or she would have received cash in the absence of such election shall be a "Measurement Date". As of the Measurement Date, the director shall be credited with a number of shares of the Company's stock equal in value (determined based on the price per share on the Measurement Date) to 125% of the amount deferred. The additional 25% reflects a "risk premium" reflecting the Director's commitment to the value of the Company's stock over the deferral period, as well as the risk of forfeiture described below. On the Measurement Date such Common Stock may be transferred to the participating Director or to a trustee, via ledger transfer or such other method as is determined by the Committee, or may be set aside as an unfunded obligation to deliver shares in the future. The Participating Director may not generally sell, transfer or otherwise dispose of the Shares, prior to the fifth anniversary of the applicable Measurement Date.

      With respect to shares of Common Stock issued or otherwise transferred to a participating director, the participating Director will have the right to vote the shares and receive dividends and other distributions thereon, provided that any share or other security of the Company which is issued or otherwise transferred to the Participating Director as a dividend on or other distribution in regard to a Restricted Share shall be subject to the same restrictions applicable to such Restricted Share.

      If a participating Director resigns his position voluntarily without the consent of a majority of the remaining members of the Board, or is forced to resign from the Board for "cause" as provided in the by-laws of the Company and the Bank, then the Director shall forfeit all of his or her Restricted Shares which are Risk Premium Shares, as well as any Distributed Securities which derived from Risk Premium Shares.

      The Company shall not be required to issue any certificate for shares of Common Stock prior to: obtaining any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, deems necessary or advisable; listing the share on any stock exchange on which the Common Stock may then be listed; or completing any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, determines to be necessary or advisable.

UNFUNDED OBLIGATION: Any amount to be paid to Participating Directors pursuant to the 1996 Plan is an unfunded obligation of the Company and the Bank. The Company or the Bank may, but are not required to, segregate any monies from their general funds, to create any trusts, or to make any special deposits with respect to this obligation. Beneficial ownership of any investments, including trust investments that the Company or the Bank may make to fulfill this obligation shall at all times remain in the Company or the Bank. Any investments and the creation or maintenance of any trust of memorandum accounts shall not create or constitute a trust or fiduciary relationship between the Committee or the Company or the Bank and a participating Director, or otherwise create any vested or beneficial interest in any participating Director of the participating Director's beneficiary or the participating Director's creditors in any assets of the Company or the Bank whatsoever. The participating Directors shall have no claim against the Company or the Bank for any changes in the value of any assets that may be invested or reinvested by the Company or the Bank with respect to the 1996 Plan.

TERMINATION: The Board may from time to time amend, suspend or terminate the 1996 Plan, in whole or in part, and, if the 1996 Plan is suspended or terminated, the Board may reinstate all or any of its provisions. No amendment, suspension or termination may impair the right of a participating Director or the participating Director's designated Beneficiary to receive benefits accrued prior to the effective date of such amendment, suspension or termination. The 1996 Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

BENEFITS UNDER THE 1996 PLAN: Although the current annual retainer for each participant is $4,000, it is not possible to specify the amount of benefits that will be paid to each participant under the 1996 Plan since each participant's ultimate benefit depends upon his or her election to receive cash, restricted stock, or a combination thereof.

RECOMMENDATION: The Board of Directors believes that approval of the 1996 Compensation Plan for Non-Employee Directors is in the best interests of the Company, the Bank and stockholders of the Company because the Plan will enable the Company and the Bank to attract and retain qualified individuals to serve as Directors of the Company or the Bank.

      The Board of Directors recommends that the stockholders vote "FOR" the approval of the 1996 Compensation Plan for Non-Employee Directors.

            APPROVAL OF THE LONG TERM INCENTIVE/STOCK OPTION PLAN
                             (Proposal Number 4)

      On January 21, 1997, the Board of Directors approved the Senior Executive Compensation Plan, a component of which is the Long Term Incentive/Stock Option Plan (the "Stock Option Plan"), subject to the approval of the Company's stockholders at the Annual Meeting. The following summary of the principal features of the Stock Option Plan is qualified by reference to the terms of the Stock Option Plan, a copy of which is available without charge from Jennifer Varin, Corporate Secretary, Merchants Bancshares, Inc., P.O. Box 1009, Burlington, VT 05402.

PURPOSE: The purpose of the Stock Option Plan is to encourage the Bank's management to increase their ownership of the Company's Common Stock. Each year a participating executive will receive stock options with a "value"
equal to 50% of his or her base salary.   The "value" of the options to be
granted will be determined by calculating the "Black-Scholes" value. Black-Scholes is a financial model used by option traders to determine the value of stock options. The Black-Scholes model is widely used for executive compensation as well, and is permitted by the SEC for purposes of reporting the value of stock options.

SHARES AVAILABLE FOR THE STOCK OPTION PLAN: Subject to adjustment as provided in the Stock Option Plan (e.g., in the event of a recapitalization, stock split, stock dividend, merger, reorganization or similar event), the maximum number of shares of Common Stock which may be awarded under the Stock Option Plan is four hundred thousand (400,000) which may be shares of original issuance, treasury shares, share purchased on the open market, or a combination thereof.

EXERCISE PRICE, TERM OF OPTIONS: The exercise price of the options shall be determined annually, by the Board of Directors, and shall be no less than fair market value as of the date of the grant. An administrative committee made up of members of the Board (the "Committee") shall determine the rate at which options shall become exercisable. Thereafter, the options will generally be exercisable from two until ten years after they are granted.

TAX: The options may include "Incentive Stock Options". In general, an Executive's exercise of a stock option produces ordinary income to the executive for federal income tax purposes, as well as a corresponding deduction for the Company. An Incentive Stock Option enables the holder, in certain circumstances, to avoid federal income tax in respect of the exercise of the option, in which case the Company will not have a deduction.

BENEFITS UNDER THE STOCK OPTION PLAN: To date no option grants have been made under the Stock Option Plan. It is not possible to specify the amount of benefits that will be paid to each participant under the Stock Option Plan.

RECOMMENDATION: The Board of Directors believes that approval of the Long Term Incentive/Stock Option Plan is in the best interests of the Company and its stockholders because the Stock Option Plan will enable the company to attract and retain qualified individuals to serve as the senior management of the Bank.

      The Board of Directors recommends that the stockholders vote "FOR" the approval of the Long Term Incentive/Stock Option Plan.

                 APPROVAL OF THE SALE OF SHARES OF MERCHANTS
                      BANCSHARES, INC. STOCK TO TRUSTS
                             (Proposal Number 5)

      On December 21, 1995, the Company sold to the Merchants Trust Company, as Trustee, in a private transaction and at the market price of $14.25 per share (the average of the closing bid ($13.25) and asked ($15.00) prices on December 20, 1995) an aggregate of 144,289 shares of Company Common Stock (the "Shares"). The Shares were issued pursuant to agreements that the Bank had negotiated with certain of its key employees and directors (the "Amendments"), to reduce the Bank's total liabilities to those employees and directors under the Bank's Executive Salary Continuation Plan and Directors Deferred Compensation Plan, which were terminated or amended. Immediately before the Amendments became effective, the affected employees and directors were entitled to receive from the Bank payments with an aggregate value of approximately $3.3 million. The Amendments reduced the Bank's liabilities by approximately $700,000 and the associated purchase and sale of the Shares provided capital that the Company was able to use to discharge outstanding Company debt that matured in June 1996.

      Under the terms of the Amendments, the Bank generally is to deliver shares of Company Common Stock to each of the affected employees and directors in annual installments, starting following the sixty-fifth birthday of the participant and continuing for 15 years thereafter. In the event of a "change of control" of the Company or the Bank, the Bank has a right to amend the terms of the Amendments to provide that, rather than thereafter being obligated to distribute a fixed number of shares of Company Common Stock to each participant, the Bank will be obligated, instead, to pay each participant amounts that are based on the performance of a fund created by selling the Company Common Stock and investing and reinvesting the proceeds.

      To cover its obligations to make the distributions of Company Common Stock required by the Amendments, the Bank established trusts (the "Trusts") with The Merchants Trust Company, and contributed to the Trusts an amount sufficient to allow the Trusts to purchase the Shares. The Trusts then purchased the Shares directly from the Company as described above.

      The Shares, and all associated earnings, gains and losses, are the legal property of the Bank and would be available to the Bank's creditors upon its insolvency and in certain other events as set forth in the Amendments. However, if the Bank does not deliver to the directors and employees the shares of Company Common Stock required by the terms of the Amendments, the trustee generally is to deliver the required shares from the Trusts.

      The Company has determined that it is appropriate to obtain shareholder ratification and approval of the Company's sale of the Shares to the Trusts as described above.

      The Board of Directors of the Company recommends that the stockholders vote "FOR" the approval of the sale of shares of Merchants Bancshares, Inc. stock to the Trusts.

              RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Company Board, upon the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, as auditors of the Company for 1996. The Company has been advised by such firm that neither it nor any member or associate of such firm has any relationship with the Company or the Bank other than as independent auditors. Arthur Andersen LLP have served as the Company's independent auditors since 1974.

      Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make any statement that they may desire to make, and will be available to answer appropriate questions from the shareholders.

                                OTHER MATTERS

      The Company Board knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the five proposals specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

         SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

      Shareholders who desire to submit proposals for the consideration of the Company's shareholders at its Annual Meeting of Shareholders in 1998, scheduled to be held on Tuesday, April 21, 1998, will be required, pursuant to a rule of the Securities and Exchange Commission, to deliver the proposal to the Company on or prior to December 3, 1997. Please forward any shareholder proposals to the Secretary of the Company at the address indicated below.

                                ANNUAL REPORT

      A copy of the Company's Annual report on Form 10-K for the year ended December 31, 1996, which includes financial statements, has been mailed to all shareholders with this Proxy Statement and has been filed with the Securities and Exchange Commission. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge on written request to the Secretary of the Company at the address indicated below.

                         ANNUAL DISCLOSURE STATEMENT

      Pursuant to 12 CFR 350 of the rules and regulations of the Federal Deposit Insurance Corporation, a copy of Merchants Bank's Annual Disclosure Statement may be obtained without charge by contacting the person indicated below. The Annual Disclosure Statement presents the Bank's financial condition, and results of operations for the fiscal years ended 1995 and 1996.

             Merchants Bank
             Andrew T. Kloeckner, AVP & Compliance Officer
             275 Kennedy Drive
             So. Burlington, Vermont 05403
             Tel. (802) 658-3400

By Order of the Board of Directors

275 Kennedy Drive                      Jennifer L. Varin
South Burlington, Vermont 05403        Secretary
March 25, 1996                         Merchants Bancshares, Inc.


                                                                       ANNEX

                             FORM OF PROXY CARD
                                 [SIDE ONE]


                         MERCHANTS BANCSHARES, INC.

                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
            1997 ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 1997

      The undersigned hereby appoints ______________________ and each of them proxies, each with power of substitution, to vote at the 1997 Annual Meeting of Shareholders of MERCHANTS BANCSHARES, INC. to be held on April 29, 1997 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the reverse side of this ballot on the election of directors and the other matters set forth herein and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

               (To Be Continued And Signed On The Other Side)


                                 [SIDE TWO]

A  [X]  Please mark your
        vote as in this
        example.

               FOR all nominees           WITHHOLD
               listed at right            AUTHORITY
               (except as withheld in     (to vote for
               the space below)           at right)       Nominees: Peter A. Bouyea
                                                                    Charles A. Davis
1. ELECTION    [ ]                        [ ]
   OF
   DIRECTORS

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below. ________________________________________________

2. AMENDMENT OF CERTIFICATE                  FOR      AGAINST      ABSTAIN
   OF INCORPORATION
   The Board of Directors recommends a
   vote FOR the proposal to Amend the        [ ]      [ ]          [ ]
   Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

3. APPROVAL OF MERCHANTS                     FOR      AGAINST      ABSTAIN
   BANCSHARES 1996 COMPENSATION
   PLAN FOR NON-EMPLOYEE DIRECTORS
   The Board of Directors recommends a
   vote FOR the proposal to Approve the      [ ]      [ ]          [ ]
   Merchants Bancshares 1996 Compensation
   Plan for Non-Employee Directors

4. APPROVAL OF LONG-TERM                     FOR      AGAINST      ABSTAIN
   INCENTIVE/STOCK OPTION PLAN
   The Board of Directors recommends a
   vote FOR the proposal to Approve the      [ ]      [ ]          [ ]
   Long-Term Incentive/Stock Option Plan


5. APPROVAL OF SALE OF CERTAIN               FOR      AGAINST      ABSTAIN
   SHARES OF COMMON STOCK TO TRUSTS
   The Board of Directors recommends a
   vote FOR the proposal to Approve the      [ ]      [ ]          [ ]
   Sale of Certain Shares of Common Stock
   to Trusts

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors, FOR the proposal to amend the Certificate of Corporation to increase the number of authorized shares of common stock, FOR the proposal to adopt the Merchants Bancshares 1996 Compensation Plan for Non-Employee Directors, FOR the proposal to adopt the Long-Term Incentive/Stock Option Plan and FOR the proposal to ratify and approve the sale of certain shares of common stock to Trusts and upon such other business as may properly come before the meeting in the appointed proxies' discretion.

Please date, sign as name appears hereon, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 1997 Annual Meeting of Shareholders and related Proxy Statement.


SIGNATURE ______________ DATE ______  SIGNATURE ______________ DATE ______
NOTE: (Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.)